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                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-00000) and related Prospectus of Premier Bancshares, Inc. for the registration of 1,094,717 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 1998, with respect to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries included in its Annual Report on Form 10-K for the year ended December 31, 1997 and our report dated February 5, 1998, except for Note 2, as to which the date is July 2, 1998, with respect to the supplemental consolidated financial statements of Premier Bancshares, Inc. and subsidiaries included in its Current Report on Form 8-K dated September 30, 1998, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

September 29, 1998
Atlanta, Georgia